Exhibit 99.1

Belk, Inc. Announces Stockholder Approval of Merger

Agreement with Affiliates of Sycamore Partners

CHARLOTTE, N.C., November 4, 2015 – Belk, Inc., announced today that its stockholders voted to approve the adoption of the previously announced merger agreement with affiliates of Sycamore Partners.

“We are pleased that our stockholders voted in favor of our sale to Sycamore Partners,” said Tim Belk, chairman and chief executive officer of Belk, Inc. “The vote is a recognition of the considerable value and retail sector experience that Sycamore is bringing to Belk as we build on our 127-year history. I am personally gratified that we have achieved this successful outcome for our stockholders, associates and loyal customers throughout the South.”

The sale has also passed all required regulatory approvals. The merger is subject to certain customary closing conditions and is expected to close in late November or early December 2015.

Forward-Looking Statements

Certain statements made in this press release, and other written or oral statements made by or on behalf of the Company, may constitute “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as our expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. You can identify these forward-looking statements through our use of words such as “may,” “will,” “intend,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “continue” or other similar words. Examples of forward-looking statements in this news release include, but are not limited to, statements about the closing date of the proposed transaction. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results, expectations, or outcomes to differ materially from our historical experience as well as management’s present expectations or projections. These risks and uncertainties include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the failure to satisfy other conditions of the proposed merger within the proposed timeframe or at all; (iii) the failure to obtain the necessary financing arrangements as set forth in the debt and equity commitment letters delivered pursuant to the merger agreement, or the failure of the proposed merger to close for any other reason; (iv) risks related to disruption of management’s attention from Belk, Inc.’s ongoing business operations due to the transaction; (v) the outcome of any legal proceedings,

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regulatory proceedings or enforcement matters that may be instituted against Belk, Inc. and others relating to the merger agreement; (vi) the risk that the pendency of the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed merger; (vii) the effect of the announcement of the proposed merger on Belk, Inc.’s relationships with its customers, operating results and business generally; and (viii) the amount of the costs, fees, expenses and charges related to the proposed merger. Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in Belk, Inc.’s Annual Report on Form 10—K for the fiscal year ended January 31, 2015, which was filed with the SEC on April 14, 2015, under the heading “Item 1A. Risk Factors,” and in its subsequently filed reports with the SEC, including Forms 10-Q and 8-K. Readers are cautioned not to place undue reliance on the forward-looking statements included in this news release, which speak only as of the date hereof. Belk, Inc. does not undertake to update any of these statements in light of new information or future events.

About Belk, Inc.

Charlotte, N.C.-based Belk, Inc. (www.belk.com) is the nation’s largest family owned and operated department store company with close to 300 Belk stores located in 16 Southern states and a growing digital presence. Its belk.com website offers a wide assortment of national brands and private label fashion apparel, shoes and accessories for the entire family along with top name cosmetics, a wedding registry and a large selection of quality merchandise for the home. Founded in 1888 by William Henry Belk in Monroe, N.C., the company is in the third generation of Belk family leadership and has been committed to community involvement since its inception. In the fiscal year ended January 31, 2015, the company and its associates, customers and vendors donated more than $21.5 million to communities within Belk market areas.

About Sycamore Partners

Sycamore Partners is a private equity firm based in New York specializing in consumer and retail investments. The firm has more than $3.5 billion in capital under management. The firm’s strategy is to partner with management teams to improve the operating profitability and strategic value of their businesses. The firm’s investment portfolio currently includes Aeropostale, Coldwater Creek, Dollar Express, EMP Merchandising, Hot Topic, the Kasper Group, Kurt Geiger, MGF Sourcing, Nine West Holdings, Pathlight Capital, Talbots and Torrid.

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